Exhibit 10.5

STELLAR BANCORP, INC.
2022 OMNIBUS INCENTIVE PLAN

(adopted by the Company’s Board of Directors on January 23, 2022)
(approved by the Company’s shareholders on May 24, 2022)

1.             Purpose; Background. The purpose of the Stellar Bancorp, Inc. 2022 Omnibus Incentive Plan (the “Plan”), is to provide an additional incentive to selected officers, employees, non-employee directors and consultants of the Company and its Subsidiaries whose contributions are essential to the growth and success of the Company’s business, and to attract and retain competent and dedicated persons whose efforts will contribute to and promote the long-term growth and profitability of the Company. To accomplish such purposes, the Plan provides that the Company may grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Bonuses, Other Stock-Based Awards, Cash Awards, Performance Awards or any combination of the foregoing.

2.             Definitions. Wherever the following terms are used they will have the meanings set forth below, unless the context clearly indicates otherwise:

(a)            “Administrator” means the Board, or, if and to the extent the Board delegates such responsibility, the Committee.

(b)            “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. An entity is an Affiliate of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.

(c)            “Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Stock Bonus, Other Stock-Based Award, Cash Award or Performance Award, together with any other right or interest granted under the Plan to a Participant.

(d)            “Award Agreement” means the writing evidencing an Award or a notice of an Award delivered to a Participant by the Company.

(e)            “Bank” means Stellar Bank, a Texas banking association, and its successors.

(f)            “Beneficial Owner” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act, as amended from time to time.

(g)            “Board” means the Company’s Board of Directors.

(h)            “Cash Award” means an Award granted under Section 13 of the Plan.

(i)             “Change of Control” means, except as otherwise provided in an Award Agreement, the occurrence of any of the following after the Effective Date:

(i)            A transaction or series of related transactions (other than an offering of Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any Person directly or indirectly becomes the Beneficial Owner of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;

(ii)            During any twenty-four (24) consecutive month period, the individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason other than death to constitute at least a majority of the Board; provided, however, that an individual who becomes a member of the Board subsequent to the beginning of the twenty-four (24) month period will be deemed to have satisfied such twenty-four (24) month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds (2/3) of the directors who then qualified as Incumbent Directors;

(iii)           The consummation of a sale or disposition of all or substantially all the Company’s assets in one or a series of related transactions, other than (A) such a sale, disposition or lease to an entity, 50% or more of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale or disposition or (B) the distribution directly to the Company’s shareholders (in one distribution or a series of related distributions) of all of the stock of one or more Subsidiaries of the Company that represent substantially all of the Company’s assets;

(iv)           The consummation of a merger, consolidation or other reorganization of the Company, except a merger, consolidation or other reorganization of the Company immediately following which the shareholders of the Company immediately prior to such event continue to directly or indirectly own more than fifty percent (50%) of the combined voting power of the voting securities of the Company or the surviving entity in substantially the same proportion as their ownership of the Company immediately prior to such merger, consolidation or other reorganization of the Company;

(v)            A subsidiary of the Company operating as a Texas banking association is merged or consolidated into, or otherwise acquired by, an entity other than a wholly-owned subsidiary of the Company; or

(vi)           The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, in no event shall the Merger or the transactions occurring in connection therewith constitute a Change of Control and if a Change of Control constitutes a payment event with respect to any Award (or portion of any Award) that provides for the deferral of compensation that is subject to Section 409A of the Code, to the extent required to avoid the imposition of additional taxes under Section 409A of the Code, the transaction or event described in subsection (i), (ii), (iii) or (iv) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).

The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change of Control has occurred pursuant to the above definition, the date of the occurrence of such Change of Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change of Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

(j)             “Code” means the Internal Revenue Code of 1986, as amended. Any reference herein to a section of the Code includes any successor provision to such section.

(k)            “Committee” means a committee of one or more directors designated by the Board to administer this Plan, and, to the extent the Board determines it is appropriate for Awards under the Plan to qualify for the exemption available under Rule 16b-3, will be a committee or subcommittee of the Board composed of two or more members, each of whom is a “non-employee director” within the meaning of Rule 16b-3.

(l)             “Company” means Stellar Bancorp, Inc., and, where appropriate, each of its Affiliates and successors.

(m)           “Deferred Stock Unit” means a right granted to a Participant under Section 10 to receive shares of Stock (or the cash equivalent if the Committee so provides) at a future time as determined by the Committee, or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections.

(n)            “Effective Date” means the date on which this Plan becomes effective, as set forth in Section 37.

(o)            “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p)            “Fair Market Value” means, with respect to Stock as of any specified date, (i) if the Stock is traded on a national securities exchange, the closing price of the Stock on the immediately preceding date (or if no sales occur on that date, on the last preceding date on which such sales of the Stock are so reported); (ii) if the Stock is not traded on a national securities exchange but is traded over the counter, the average between the reported high and low or closing bid and asked prices of the Stock on the most recent date on which Stock was publicly traded; (iii) if the Stock is not publicly traded, the amount determined by the Administrator in its discretion in such manner as it deems appropriate; or (iv) if the specified date is the date of an initial public offering of Stock, the offering price under such initial public offering. In all events, Fair Market Value will be determined pursuant to a method that complies with the requirements of Section 409A of the Code.

(q)            “Incentive Stock Option” or “ISO” means an Option that is intended to qualify for special Federal income tax treatment pursuant to Sections 421 and 422 of the Code, and which is so designated in the applicable Award Agreement.

(r)            “Merger” has the meaning given in Section 37.

(s)            “Non-Employee Director” means a member of the Board who is not an employee of the Company or any of its subsidiaries.

(t)            “Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

(u)            “Officer” has the meaning given in Section 3(b).

(v)            “Option” means a right granted to a Participant under Section 7 to purchase Stock at a specified price during specified time periods.

(w)           “Other Stock-Based Award” means an Award granted to a Participant under Section 12.

(x)            “Participant” means, as of a specified date, a person who holds an Award that is outstanding as of such specified date.

(y)            “Performance Award” means any Award, granted to a Participant under Section 14, the exercise, payment, vesting, or settlement of which is contingent (in whole or in part) upon attainment during a Performance Period of Performance Goals specified by the Administrator.

(z)            “Performance Criteria” means the one or more criteria that the Administrator will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following, as determined by the Administrator: (i) earnings, including one or more of operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, adjusted EBITDA, economic earnings, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (ii) earnings (as defined in (i), above) as a percentage of revenues; (iii) pre-tax income, after-tax income or adjusted net income; (iv) earnings per share (basic or diluted); (v) operating profit; (vi) revenue, revenue growth or rate of revenue growth; (vii) return on assets (gross or net), return on investment, return on capital, or return on equity; (viii) returns on sales or revenues; (ix) operating expenses; (x) stock price appreciation; (xi) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xii) implementation or completion of critical projects or processes; (xiii) total shareholder return; (xiv) cumulative earnings per share growth; (xv) operating margin or profit margin; (xvi) cost targets, reductions and savings, productivity and efficiencies; (xvii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, goals relating to acquisitions, divestitures, joint ventures and/or similar transactions and/or goals relating to budget comparisons; (xviii) working capital; (xix) book value; (xx) customer satisfaction; (xxi) any other measures of performance selected by the Administrator; and (xxii) any combination of, or a specified increase or decrease in, any of the foregoing. Such performance goals may be measured on a generally accepted accounting principles (GAAP) or non-GAAP basis, and be based solely by reference to the performance of the Company as a whole or any subsidiary, division, business segment or business unit of the Company, or any combination thereof or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to a peer group of other comparable companies, or as compared to the performance of a published or special index deemed applicable by the Administrator, including by not limited to, the Standard & Poor’s 500 Stock Index or any other market index. Unless otherwise stated in an Award Agreement a performance goal need not be based on an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria).

(aa)          “Performance Goals” means, for a Performance Period, the one or more goals established by the Administrator for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. The Administrator is authorized to make appropriate adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated Performance Goals; (iii) to exclude the effects of changes to generally accepted accounting principles; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; (v) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (vi) to exclude the dilutive effects of acquisitions or joint ventures; (vii) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (viii) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends; (ix) to exclude the effects of stock based compensation and/or the award of an annual cash incentive under the Company’s annual incentive program; (x) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item; and (xi) to make other appropriate adjustments selected by the Administrator.

(bb)         “Performance Period” means the period of time selected by the Administrator over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Administrator.

(cc)          “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term will not include (i) the Company or any Subsidiary thereof, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary thereof, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(dd)         “Prior Allegiance Plans” means the Allegiance Bancshares, Inc. 2015 Stock Awards and Incentive Plan, as amended, the Allegiance Bancshares, Inc. 2019 Amended and Restated Stock Awards and Incentive Plan, as amended, and the Post Oak Bancshares, Inc. Stock Option Plan, as amended.

(ee)          “Prior CBTX Plans” means the CBTX, Inc. 2017 Omnibus Incentive Plan, as amended, and the CBFH, Inc. 2014 Stock Option Plan, as amended.

(ff)           “Prior Plans” means the Prior CBTX Plans and the Prior Allegiance Plans.

(gg)         “Restricted Stock” means Stock granted to a Participant under Section 9, that is subject to certain restrictions and to a risk of forfeiture.

(hh)         “Restricted Stock Unit” means an unfunded and unsecured right granted to a Participant under Section 10, to receive Stock, cash or a combination thereof at the end of a specified period, which right is subject to certain restrictions and to a risk of forfeiture.

(ii)            “Rule 16b-3” means Rule 16b-3, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, applicable to the Plan and Participants.

(jj)            “Securities Act” means the Securities Act of 1933, as amended.

(kk)          “Stock” means the Company’s common stock, par value $0.01 per share.

(ll)            “Stock Appreciation Right” or “SAR” means a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one share of Stock on the date of exercise over (ii) the exercise price of the SAR.

(mm)       “Stock Bonus” means a bonus payable in fully vested shares of Stock granted pursuant to Section 11.

(nn)         “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which: (A) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; or (B) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof; provided, however, that with respect to Incentive Stock Options, the term “Subsidiary” shall mean only a “subsidiary corporation” of the Company (as such term is defined in Section 424(f) of the Code and determined in accordance with Section 421 of the Code); and provided further, that with respect to Nonqualified Stock Options and Stock Appreciation Rights, the term “Subsidiary” shall mean only a corporation or other entity in a chain of corporations and/or other entities in which the Company has a “controlling interest” within the meaning of Treas. Reg. §1.414(c)-2(b)(2)(i), but using the threshold of 50% ownership wherever 80% appears. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing member, general partner or analogous controlling Person of such limited liability company, partnership, association or other business entity.

For purposes hereof, references to a “Subsidiary” of any Person shall be given effect only at such times that such Person has one or more Subsidiaries and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.

3.              Administration.

(a)            Administration by the Administrator. The Plan shall be administered by the Administrator. The Administrator shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority (i) to the extent not inconsistent with the Plan, prescribe, amend and rescind rules and regulations relating to the Plan including rules governing its own operations, (ii) make all determinations necessary or advisable in administering the Plan, (iii) correct any defect, supply any omission, reconcile any inconsistency in the Plan, and construe and interpret the Plan and Award Agreements, (iv) determine the Fair Market Value of Awards, (v) approve forms of Award Agreements for use under the Plan, (vi) grant Awards and determine who will receive Awards, when such Awards will be granted and the terms of such Awards, including setting forth provisions with regard to the termination of a recipient’s employment or service, (vii) determine whether an Option will be an Incentive Stock Option or a Nonqualified Option, (viii) subject to the limitation of Section 3(d), accelerate the time or times at which an Award becomes vested, unrestricted or may be exercised, (ix) subject to the limitation of Section 3(d), waive or amend any goals, restrictions or conditions set forth in an Award Agreement, unless otherwise provided in the Award Agreement, (x) amend the terms of any outstanding Award Agreement or Award, including the discretionary authority to extend the post-termination exercise period of Awards, provided that any amendment that would adversely affect the Participant’s rights under an outstanding Award shall not be made without the Participant’s written consent (provided, that an amendment shall not be treated as adversely affecting the rights of the Participant if the amendment causes an Incentive Stock Option to become a Nonqualified Option or if the amendment is made to the minimum extent necessary to avoid the adverse tax consequences of Section 409A of the Code), (xi) allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares or cash to be issued upon exercise or vesting of an Award up to the number of Shares or cash having a Fair Market Value equal to the amount required to be withheld based on any amount up to the maximum statutory tax rate of the Participant’s applicable jurisdiction(s) (or such other rate as may be necessary to avoid classification of the Award as a liability for financial accounting purposes), (xii) allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to the Participant under an Award; and (xiii) impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy, and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

The determinations of the Administrator will be final, binding and conclusive. By accepting any Award under the Plan, each Participant and each person claiming under or through him or her will be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Administrator.

(b)            Delegation to an Officer. The Board may delegate to one or more officers of the Company (within the meaning of Section 16 of the Exchange Act) (an “Officer”) the authority to do one or both of the following: (i) designate employees who are not Officers to be recipients of Options, SARs and Restricted Stock (and, to the extent permitted by applicable law, other Awards) and, to the extent permitted by applicable law, the terms of such Awards; and (ii) determine the number of shares of Stock to be subject to such Awards granted to such employees; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Stock that may be subject to the Awards granted by such Officer and that such Officer may not grant an Award to himself or herself. Any such Awards will be granted on the form of Award Agreement most recently approved for use by the Administrator, unless otherwise provided in the resolutions approving the delegation of authority. The Board may not delegate authority to an Officer who is acting solely in the capacity of an Officer (and not also as a member of the Board) to determine the Fair Market Value of the Stock pursuant to Section 2(q)(iii).

(c)            Indemnification. In addition to such other rights of indemnification as they may have as Directors or members of the Administrator, and to the extent allowed by applicable law, the Administrator shall be indemnified by the Company against the reasonable expenses, including attorneys’ fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Administrator may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan, and against all amounts paid by the Administrator in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Administrator in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Administrator did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, or in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after the institution of any such action, suit or proceeding, such Administrator shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

(d)            Minimum Vesting Requirements. Except as provided in Section 15(b), no Award may vest (or, if applicable, be exercisable) until at least 12 months following the date of grant of the Award; provided, however, that (i) the Committee may provide that such minimum vesting restrictions may lapse or be waived in connection with or following a Participant’s death, Disability, termination of service or Change in Control, (ii) shares of Stock up to 5% of the shares reserved for issuance under the Plan (as provided in Section 4(a)) may be issued pursuant to Awards that do not meet such vesting (and, if applicable, exercisability) requirements, and (iii) for purposes of Awards granted to Non-Employee Directors, a vesting period shall be deemed to be one year if the Awards are granted to Non-Employee Directors in connection with their election or reelection to the Board at an annual meeting of shareholders and the awards vest on the first day of the month in which the next annual meeting of the Company’s shareholders is held, so long as the period between such meetings is not less than 50 weeks.

(e)            Dividends and Dividend Equivalents. Dividends or dividend equivalents may be paid or credited, as applicable, with respect to any shares of Stock subject to an Award, as determined by the Administrator and contained in the applicable Award Agreement; provided, however, that (i) no dividends or dividend equivalents may be paid with respect to any such shares before the date such shares have vested under the terms of such Award Agreement, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of such Award Agreement (including, but not limited to, any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to the Company on the date, if any, such shares are forfeited to or repurchased by the Company due to a failure to meet any vesting conditions under the terms of such Award Agreement.

4.              Stock Subject to Plan.

(a)            Total Shares Available. The maximum number of shares of Stock reserved for issuance under the Plan shall be (a) 2,000,000 shares (subject to adjustment as provided by Section 14(c)) plus (b) any shares of Stock to be issued upon the exercise of Options issued in substitution of outstanding Allegiance Options pursuant to Section 4(e). The shares of Stock that may be delivered pursuant to Awards may be authorized but unissued Stock or authorized and issued Stock held in the Company’s treasury, or otherwise acquired for purposes of the Plan. From and after the effectiveness of this Plan, the Company will not grant awards under the Prior Plans; however, stock option awards previously granted under the Prior Allegiance Plans that are assumed by the Company in connection with the Merger will be adjusted (in accordance with Sections 424 or 409A of the Code, as applicable) to reflect the right to purchase shares of Stock and will remain subject to the terms of the Prior Allegiance Plans and applicable stock option award agreements.

(b)            Annual Limit on Awards to Non-Employee Directors. No Non-Employee Director may receive Awards under the Plan with an aggregate grant date fair value that, when combined with cash compensation received for service as a Non-Employee Director, exceeds $500,000 in value in a calendar year, increased to $750,000 in the calendar year of his or her initial services as a Non-Employee Director. Awards granted to an individual while he or she was serving in the capacity as an employee or while he or she was a consultant but not a Non-Employee Director will not count for purposes of the limitations set forth in this Section 4(b). All Awards to Non-Employee Directors shall be made pursuant to an Award Agreement.

(c)            Adjustment for Change in Capitalization. In the event that any special or extraordinary dividend or other extraordinary distribution is declared (whether in the form of cash, Stock, or other property), or there occurs any recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event, the Administrator shall adjust, as it deems necessary or appropriate, (i) the number and kind of shares of stock which may thereafter be issued in connection with Awards, (ii) the number and kind of shares of stock or other property, including cash, issued or issuable in respect of outstanding Awards, (iii) the exercise price, grant price or purchase price relating to any Award, and (iv) the limitation set forth in Section 4(a) and (f); provided, that, with respect to Incentive Stock Options, such adjustment shall be made in accordance with Section 424 of the Code; and provided further that no such adjustment shall cause any Award hereunder which is or becomes subject to Section 409A of the Code to fail to comply with the requirements of such section.

(d)            Reuse of Shares.

(i)             Shares Available for Subsequent Issuance. The following shares of Stock will become available again for issuance under the Plan: (A) any shares subject to an Award that are not issued because such Award or any portion thereof expires or otherwise terminates without all of the shares covered by such Award having been issued; (B) any shares subject to an Award that are not issued because such Award or any portion thereof is settled in cash; and (C) any shares issued pursuant to an Award that are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares.

(ii)            Shares Not Available for Subsequent Issuance. The following shares of Stock will not become available again for issuance under the Plan: (A) any shares that are reacquired or withheld (or not issued) by the Company to satisfy the exercise, strike or purchase price of an Award (including any shares subject to such award that are not delivered because such award is exercised through a reduction of shares subject to such award (i.e., “net exercised”)); (B) any shares that are reacquired or withheld (or not issued) by the Company to satisfy a tax withholding obligation in connection with an Award; (C) any shares repurchased by the Company on the open market with the proceeds of the exercise, strike or purchase price of an Award; and (D) in the event that a SAR granted under the Plan is settled in shares of Stock, the gross number of shares of Stock subject to such SAR.

(e)            Assumption/Substitution of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise (including, for avoidance of doubt, in connection with the Merger), by either; (i) granting an Award under this Plan in substitution of such other company’s award; or (ii) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the Exercise Price and the number and nature of shares of Stock issuable upon exercise or settlement of any such Award will be adjusted appropriately pursuant to Section 424(a) of the Code and/or Section 409A of the Code, as applicable). In the event the Company elects to grant a new Option in substitution rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price. Substitute Awards shall not be deducted from the number of shares of Stock authorized for grant under the Plan or authorized for grant to a Participant in a calendar year.

(f)            Incentive Stock Option Limit. Subject to the share reserve in Section 4(a) and Section 4(c) relating to capitalization adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be 2,000,000 shares.

5.              Eligibility. The individuals who shall be eligible to receive Awards under the Plan shall be such employees of the Company and its Subsidiaries (including officers of the Company and its Subsidiaries, whether or not they are directors of the Company), consultants to the Company and Non-Employee Directors as the Administrator shall select from time to time. The grant of an Award hereunder in any year to any individual shall not entitle such individual to a grant of an Award in any future year or to have any Award in any future year with the same terms.

6.              Awards Under the Plan; Award Agreement. The Administrator may grant Awards in such amounts and with such terms and conditions as the Administrator shall determine, subject to the provisions of the Plan. Each Award granted under the Plan (except an unconditional Stock Bonus) shall be evidenced by an Award Agreement which shall contain such provisions as the Administrator may in its sole discretion deem necessary or desirable and which are not in conflict with the terms of the Plan. By accepting an Award, a Participant shall be deemed to agree that the Award shall be subject to all of the terms and provisions of the Plan and the applicable Award Agreement.

7.              Options. The Administrator is authorized to grant Options to eligible individuals on the following terms and conditions:

(a)            Identification of Options. Each Option shall be clearly identified in the applicable Award Agreement as either an Incentive Stock Option or a Nonqualified Stock Option.

(b)            Exercise Price. Each Award Agreement with respect to an Option shall set forth the amount per share (the “option exercise price”) payable by the Participant to the Company upon exercise of the Option. The option exercise price shall be equal to or greater than the Fair Market Value of a share of Stock on the date of grant. Other than with respect to an adjustment described in Section 4(c), in no event shall the exercise price of an Option be reduced following the grant of an Option, nor shall an Option be cancelled in exchange for a replacement Option with a lower exercise price or in exchange for another type of Award or cash payment without shareholder approval.

(c)            Term and Exercise of Options.

(i)             Each Option shall become exercisable at the time or times determined by the Administrator and set forth in the applicable Award Agreement. At the time of grant of an Option, the Administrator may impose such restrictions or conditions to the exercisability of the Option as it, in its absolute discretion, deems appropriate, including, but not limited to, achievement of Performance Goals. Subject to Section 7(d) hereof, the Administrator shall determine and set forth in the applicable Award Agreement the expiration date of each Option, which shall be no later than the tenth anniversary of the date of grant of the Option.

(ii)            An Option shall be exercised by delivering the form of notice of exercise provided by the Company or in such other form as approved by the Company. Payment for shares of Stock purchased upon the exercise of an Option shall be made on the effective date of such exercise by one or a combination of the following means, subject to any Company insider trading policy (including blackout periods): (A) in cash or by personal check acceptable to the Company, certified check, bank cashier’s check or wire transfer; (B) in shares of Stock owned by the Participant and valued at their Fair Market Value on the effective date of such exercise; (C) broker assisted cashless exercise or net exercise; or (D) by any such other method as the Administrator may from time to time authorize in its sole discretion. Except as authorized by the Administrator, any payment in shares of Stock shall be effected by the delivery of such shares to the Secretary of the Company (or his designee), duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents and evidences as the Secretary of the Company shall require.

(iii)           Shares of Stock purchased upon the exercise of an Option shall, as determined by the Administrator, be evidenced by a book entry record or certificate issued in the name of or for the account of the Participant or other individual entitled to receive such shares, and delivered to the Participant or such other individual as soon as practicable following the effective date on which the Option is exercised.

(d)            Provisions Relating to Incentive Stock Options. Incentive Stock Options may only be granted to employees of the Company and its Subsidiaries, in accordance with the provisions of Section 422 of the Code. To the extent that the aggregate Fair Market Value of shares of Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Company or a Subsidiary shall exceed $100,000, such Options shall be treated as Nonqualified Stock Options to the extent of such excess. For purposes of this Section 7(d), Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted. No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns (or is deemed to own under the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company unless (A) the exercise price of such Incentive Stock Option is at least 110% of the Fair Market Value of a share of Stock at the time such Incentive Stock Option is granted and (B) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

(e)            Effect of Termination of Employment (or Provision of Services). Except as may otherwise be provided in the applicable Award Agreement, and subject to the Administrator’s authority under Section 3 hereof:

(i)            In the event that the employment of a Participant with the Company and its Subsidiaries (or the Participant’s service to the Company and its Subsidiaries) shall terminate for any reason other than death or disability, each Option granted to such Participant that is outstanding and exercisable as of the date of such termination shall remain exercisable for the 90-day period immediately following such termination, but in no event following the expiration of its term, and any Option that is not exercisable as of the date of such termination shall be terminated for no consideration at the time of such termination.

(ii)            In the event that the employment of a Participant with the Company and its Subsidiaries (or the Participant’s service to the Company and its Subsidiaries) shall terminate on account of the Participant’s death or disability, each Option granted to such Participant that is outstanding and exercisable as of the date of such termination shall remain exercisable for the one-year period immediately following such termination, but in no event following the expiration of its term, and any Option that is not exercisable as of the date of such termination shall be terminated for no consideration at the time of such termination.

(f)             Leave of Absence. In the case of any Participant on an approved leave of absence, the Administrator may make such provision respecting the continuance of the Option while in the employ or service of the Company as it may deem equitable, except that in no event may an Option be exercised after the expiration of its term.

(g)            No Repricing. Except as otherwise provided in Section 4(c), without the prior approval of the shareholders of the Company: (i) the exercise price of an Option may not be reduced, directly or indirectly; (ii) an Option may not be cancelled in exchange for cash in an amount, or other Awards with a value, that exceeds the excess, if any, of the Fair Market Value of the shares of Stock subject to the Option at the time of the cancellation or exchange over the exercise price of such Option, or for Options or SARs with an exercise price that is less than the exercise price of the original Option, except as permitted in accordance with Section 15(d); and (iii) the Company may not repurchase an Option for value (in cash, substitutions, cash buyouts, or otherwise) from a Participant if the current Fair Market Value of the Stock underlying the Option is lower than the exercise price of the Option.

8.              Stock Appreciation Rights.

(a)            Grant; Term. A Stock Appreciation Right may be granted in connection with an Option, either at the time of grant or, with respect to a Nonqualified Stock Option, at any time thereafter during the term of the Option, or may be granted unrelated to an Option. At the time of grant of a Stock Appreciation Right, the Administrator may impose such restrictions or conditions to the exercisability of the Stock Appreciation Right as it, in its absolute discretion, deems appropriate, including, but not limited to, achievement of Performance Goals. The term of a Stock Appreciation Right granted without relationship to an Option shall not exceed ten years from the date of grant. In addition, the exercise price of a Stock Appreciation Right shall be equal to or greater than the Fair Market Value of a share of Stock on the date of grant.

(b)            Tandem Awards. A Stock Appreciation Right related to an Option shall require the holder, upon exercise, to surrender such Option with respect to the number of shares as to which such Stock Appreciation Right is exercised, in order to receive payment of any amount computed pursuant to Section 8(c). Such Option will, to the extent surrendered, then cease to be exercisable. Subject to such rules and restrictions as the Administrator may impose, a Stock Appreciation Right granted in connection with an Option will be exercisable at such time or times, and only to the extent that a related Option is exercisable.

(c)            Exercise. Upon the exercise of a Stock Appreciation Right whether related or unrelated to an Option, the holder will be entitled to receive payment of an amount determined by multiplying:

(i)             the excess of the Fair Market Value of a share of Stock on the date of exercise of such Stock Appreciation Right over the exercise price of the Stock Appreciation Right, by

(ii)            the number of shares as to which such Stock Appreciation Right is exercised.

(d)            Limitations. Notwithstanding subsection (c) above, the Administrator may place a limitation on the amount payable upon exercise of a Stock Appreciation Right. Any such limitation must be determined as of the date of grant and noted in the applicable Award Agreement.

(e)            Form of Settlement. Payment of the amount determined under subsection (c) above may be made solely in whole shares of Stock valued at their Fair Market Value on the date of exercise of the Stock Appreciation Right or alternatively, in the sole discretion of the Administrator, solely in cash or a combination of cash and shares, in each case as set forth in the applicable Award Agreement. If the Administrator decides that payment will be made in shares of Stock, and the amount payable results in a fractional share, payment for the fractional share will be made in cash.

(f)            No Repricing. Except as otherwise provided in Section 4(c), without the prior approval of the shareholders of the Company: (i) the exercise price of a SAR may not be reduced, directly or indirectly, (ii) a SAR may not be cancelled in exchange for cash in an amount, or other Awards with a value, that exceeds the excess, if any, of the Fair Market Value of the shares of Stock subject to the SAR at the time of the cancellation or exchange over the exercise price of such SAR, or for Options or SARs with an exercise price that is less than the exercise price of the original SAR, except as permitted in accordance with Section 15, and (iii) the Company may not repurchase a SAR for value (in cash, substitutions, cash buyouts, or otherwise) from a Participant if the current Fair Market Value of the Stock underlying the SAR is lower than the exercise price of the SAR.

9.              Restricted Stock.

(a)            Price. At the time of the grant of shares of Restricted Stock, the Administrator shall determine the price, if any, to be paid by the Participant for each share of Restricted Stock subject to the Award.

(b)            Vesting Date. At the time of the grant of shares of Restricted Stock, the Administrator shall establish a vesting date or vesting dates with respect to such shares. The Administrator may divide such shares into classes and assign a different vesting date for each class. Provided that all conditions to the vesting of a share of Restricted Stock are satisfied, and subject to Section 9(g), upon the occurrence of the vesting date with respect to a share of Restricted Stock, such share shall vest and the restrictions of Section 9(d) shall lapse.

(c)            Conditions to Vesting. At the time of the grant of shares of Restricted Stock, the Administrator may impose such restrictions or conditions to the vesting of such shares as it, in its absolute discretion, deems appropriate, including, but not limited to, achievement of Performance Goals. The Administrator may also provide that the vesting or forfeiture of shares of Restricted Stock may be based upon the achievement of, or failure to achieve, certain Performance Goals and may provide for partial vesting of Restricted Stock in the event that the maximum level of performance is not met if the minimum level of performance has been equaled or exceeded.

(d)            Restrictions on Transfer Prior to Vesting. Prior to the vesting of a share of Restricted Stock, such Restricted Stock may not be transferred, assigned or otherwise disposed of, and no transfer of a Participant’s rights with respect to such Restricted Stock, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted.

(e)            Voting Rights. Participants holding shares of Restricted Stock may exercise full voting rights with respect to those shares.

(f)             Issuance of Certificates. The Administrator may, upon such terms and conditions as it determines, provide that (i) a certificate or certificates representing the shares of Restricted Stock shall be registered in the Participant’s name and bear an appropriate legend specifying that such shares are not transferable and are subject to the provisions of the Plan and the restrictions, terms and conditions set forth in the applicable Award Agreement, (ii) such certificate or certificates shall be held in escrow by the Company on behalf of the Participant until such shares become vested or are forfeited or (iii) the Participant’s ownership of the Restricted Stock shall be registered by the Company in book entry form.

(g)            Consequences of Vesting. Upon the vesting of a share of Restricted Stock pursuant to the terms hereof, the restrictions of Section 9(d) shall lapse with respect to such share. Following the date on which a share of Restricted Stock vests, the Company shall, as determined by the Administrator, make a book entry record of such share or cause to be delivered to the Participant to whom such share was granted, a certificate evidencing such share, either of which may bear a restrictive legend, if the Administrator determines such a legend to be appropriate.

(h)            Effect of Termination of Employment (or Provision of Services). Except as may otherwise be provided in the applicable Award Agreement, and subject to the Administrator’s authority under Section 3 hereof, upon the termination of a Participant’s employment with the Company and its Subsidiaries (or the Participant’s service to the Company and its Subsidiaries) for any reason, any and all shares to which restrictions on transferability apply (and all dividends accumulated with respect thereto) shall be immediately forfeited for no consideration by the Participant and transferred to, and reacquired by, the Company. In the event of a forfeiture of shares pursuant to this section, the Company shall repay to the Participant (or the Participant’s estate) any amount paid by the Participant for such shares.

10.            Restricted Stock Units.

(a)            Vesting Date. At the time of the grant of Restricted Stock Units, the Administrator shall establish a vesting date or vesting dates with respect to such units. The Administrator may divide such units into classes and assign a different vesting date for each class. Provided that all conditions to the vesting of the Restricted Stock Units imposed pursuant to Section 10(c) are satisfied, and subject to Section 10(d), upon the occurrence of the vesting date with respect to the Restricted Stock Units, such units shall vest.

(b)            Benefit Upon Vesting. Unless otherwise provided in an Award Agreement, upon the vesting of Restricted Stock Units, the Participant shall be paid, within 30 days of the date on which such units vest, an amount, in cash and/or shares of Stock, as determined by the Administrator. In the case of Awards denominated in shares of Stock, the amount per Restricted Stock Unit shall be equal to the sum of (i) the Fair Market Value of a share of Stock on the date on which such Restricted Stock Unit vests and (ii) the aggregate amount of cash dividends paid with respect to a share of Stock during the period commencing on the date on which the Restricted Stock Unit was granted and terminating on the date on which such unit vests. In the case of Awards denominated in cash, the amount per Restricted Stock Unit shall be equal to the cash value of the Restricted Stock Unit on the date on which such Restricted Stock Unit vests.

(c)            Conditions to Vesting. At the time of the grant of Restricted Stock Units, the Administrator may impose such restrictions or conditions to the vesting of such units as it, in its absolute discretion, deems appropriate, including, but not limited to, achievement of Performance Goals.

(d)            Effect of Termination of Employment (or Provision of Services). Except as may otherwise be provided in the applicable Award Agreement, and subject to the Administrator’s authority under Section 3 hereof, Restricted Stock Units that have not vested, together with any dividend equivalents deemed to have been credited with respect to such unvested units, shall be forfeited for no consideration upon the Participant’s termination of employment (or upon cessation of such Participant’s services to the Company) for any reason.

11.            Stock Bonuses. In the event that the Administrator grants a Stock Bonus, the shares of Stock constituting such Stock Bonus shall, as determined by the Administrator, be evidenced by a book entry record or a certificate issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is payable. For avoidance of doubt, the authority of the Administrator to make Stock Bonuses shall be subject to the limitation set forth in Section 3(c).

12.            Other Stock-Based Awards. Other forms of Awards valued in whole or in part by reference to, or otherwise based on, Stock, including but not limited to dividend equivalents, may be granted either alone or in addition to other Awards (other than in connection with Options or Stock Appreciation Rights) under the Plan. Subject to the provisions of the Plan, the Administrator shall have sole and complete authority to determine the individuals to whom and the time or times at which such Other Stock-Based Awards shall be granted, the number of shares of Stock to be granted pursuant to such Other Stock-Based Awards, or the manner in which such Other Stock-Based Awards shall be settled (e.g., in shares of Stock or cash), or the conditions to the vesting and/or payment or settlement of such Other Stock-Based Awards (which may include, but not be limited to, achievement of Performance Goals) and all other terms and conditions of such Other Stock-Based Awards.

13.           Cash Awards. The Administrator may grant awards that are payable solely in cash, as deemed by the Administrator to be consistent with the purposes of the Plan, and such Cash Awards shall be subject to the terms, conditions, restrictions and limitations determined by the Administrator, in its sole discretion, from time to time. Cash Awards may be granted with value and payment contingent upon the achievement of Performance Goals.

14.           Performance Awards.

(a)            Performance Conditions. The right of a Participant to exercise an Award, vest in an Award, or receive a grant or settlement of an Award, and the timing thereof, may be subject to (in whole or in part) such Performance Goals as may be specified by the Administrator at the time of grant set forth in the Award Agreement evidencing such grant.

(b)            Performance Award Pool. The Administrator may establish a Performance Award pool, which will be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool will be based upon the achievement of a Performance Goal or Performance Goals during the given Performance Period, as specified by the Administrator. The Administrator may specify the amount of the Performance Award pool as a percentage of any of such criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such criteria.

15.           Change of Control Provisions. Unless otherwise provided by the Administrator or in the applicable Award Agreement or otherwise, and subject to Section 4(c), in the event of a Change of Control:

(a)            Any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all outstanding Awards or may substitute similar stock awards for any or all outstanding Awards (including, but not limited to, awards to acquire the same consideration paid to the shareholders of the Company pursuant to the Change of Control), and any reacquisition or repurchase rights held by the Company in respect of Stock issued pursuant to any outstanding Awards may be assigned by the Company to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company). For clarity, in the event of a Change of Control, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may choose to assume or continue only a portion of an outstanding Award, to substitute a similar stock award for only a portion of an outstanding Award, or to assume or continue, or substitute similar stock awards for, the outstanding Awards held by some, but not all, Participants. The terms of any such assumption, continuation or substitution will be set by the Board.

(b)            With respect to each outstanding Award that is not assumed or substituted in connection with a Change of Control, immediately upon the occurrence of the Change in Control, (i) such Award shall become fully vested and exercisable, (ii) the restrictions, payment conditions, and forfeiture conditions applicable to any such Award granted shall lapse, and (iii) any performance conditions imposed with respect to such Award shall be deemed to be achieved at target performance levels.

(c)            For purposes of this Section 15, an Award shall be considered assumed or substituted for if, following the Change of Control, the Award is of substantially comparable value and remains subject to the same terms and conditions that were applicable to the Award immediately prior to the Change of Control except that, if the Award related to shares of Stock, the Award instead confers the right to receive common stock of the acquiring or ultimate parent entity.

(d)            Notwithstanding any other provision of the Plan, in the event of a Change of Control, except as would otherwise result in adverse tax consequences under Section 409A of the Code, the Administrator may, in its discretion, provide that each Award shall, immediately upon the occurrence of a Change of Control, be cancelled in exchange for a payment in cash or securities in an amount equal to (i) the excess of the consideration paid per share of Stock in the Change of Control over the exercise or purchase price (if any) per share of Stock subject to the Award multiplied by (ii) the number of shares of Stock granted under the Award. For clarity, such payment may be zero if the consideration paid per share of Stock is equal to or less than the exercise price or purchase price (if any) per share of Stock subject to the Award.

16.           Rights as a Shareholder. No individual shall have any rights as a shareholder with respect to any shares of Stock covered by or relating to any Award until the date of record issuance of such shares of Stock in the books of the Company or the issuance of a stock certificate with respect to such shares. Except for adjustments provided in Section 4(c), no adjustment to any Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

17.           No Employment Rights; No Right to Award. Nothing contained in the Plan or any Award Agreement shall confer upon any individual any right with respect to the continuation of employment by or provision of services to the Company or interfere in any way with the right of the Company, subject to the terms of any separate agreement to the contrary, at any time to terminate such employment or service or to increase or decrease the compensation of such individual. No individual shall have any claim or right to receive an Award hereunder. The Administrator’s granting of an Award to a Participant at any time shall neither require the Administrator to grant any other Award to such Participant or other individual at any time nor preclude the Administrator from making subsequent grants to such Participant or any other individual.

18.           Minimum Regulatory Capital Requirements. Notwithstanding any provision of this Plan or any agreement to the contrary, Awards granted under the Plan will expire or be forfeited, to the extent not exercised or settled, within forty-five (45) days following the receipt of notice from the Company’s and/or the Bank’s primary federal or state regulator (“Regulator”) that (i) the Company and/or the Bank has not maintained its minimum capital requirements (as determined by the Regulator); and (ii) the Regulator is requiring termination or forfeiture of the Awards. Upon receipt of such notice from the Regulator, the Company and/or the Bank will promptly notify each Participant that such Awards have become fully exercisable and vested to the full extent of the grant and that the Participant must exercise the Award or the Award must be settled, as applicable, prior to the end of the 45-day period or such earlier period as may be specified by the Regulator or the Participant will forfeit such Awards. In case of forfeiture, no Participant will have a cause of action, of any kind or nature, with respect to the forfeiture against the Company, the Bank or any parent or Subsidiary. None of the Company, the Bank, or any parent or Subsidiary will be liable to any Participant due to the failure or inability of the Company and/or the Bank to provide adequate notice to the Participant.

19.           Securities Matters and Regulations.

(a)            Notwithstanding anything herein to the contrary, the obligation of the Company to sell or deliver Stock with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Administrator. The Administrator may require, as a condition of the issuance and delivery of certificates evidencing shares of Stock pursuant to the terms hereof, that the recipient of such shares make such agreements and representations, and that such certificates bear such legends, as the Administrator, in its sole discretion, deems necessary or advisable.

(b)            Each Award is subject to the requirement that, if at any time the Administrator determines that the listing, registration or qualification of Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Stock, no such Award shall be granted or payment made or Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Administrator.

(c)            In the event that the disposition of Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Administrator may require a Participant receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to represent to the Company in writing that the Stock acquired by such Participant is acquired for investment only and not with a view to distribution.

20.           Withholding Taxes.

(a)            Prior to any relevant taxable or tax withholding events in connection with the Awards under this Plan, the Company, a Subsidiary or an Affiliate, as applicable, employing the Participant, may require the Participant to pay or make adequate arrangements satisfactory to the Company with respect to any or all applicable U.S. federal, state, local, and international income tax, social insurance, payroll tax, fringe benefits tax, payment on account and other tax-related items related to the Participant’s participation in this Plan and legally applicable to the Participant (collectively, “Tax-Related Obligations”) prior to the delivery of shares of Stock pursuant to exercise or settlement of any Award. Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable withholding obligations for Tax-Related Obligations. Unless otherwise determined by the Administrator, the Fair Market Value of the shares of Stock used or withheld to satisfy Tax-Related Obligations will be determined as of the date that the taxes are required to be withheld.

(b)            Whenever shares of Stock are to be delivered pursuant to an Award, a Participant may elect, subject to any Company insider trading policy (including blackout periods), to satisfy the Tax-Related Obligations by (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable shares of Stock having a Fair Market Value equal to the Tax-Related Obligations to be withheld, or (iii) any other method permitted by applicable law and approved by the Administrator. Such shares shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to an Award. The Company may withhold or account for these Tax-Related Obligations by considering applicable statutory withholding rates or other applicable withholding rates, including maximum rates for the applicable tax jurisdiction to the extent consistent with applicable laws.

21.           Notification of Election Under Section 83(b) of the Code. If any Participant shall, in connection with the acquisition of shares of Stock under the Plan, make the election permitted under Section 83(b) of the Code, such Participant shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service and shall provide a copy of such filing notice to the Company.

22.           Notification Upon Disqualifying Disposition Under Section 421(b) of the Code. Each Award Agreement with respect to an Incentive Stock Option shall require the Participant to notify the Company of any disposition of shares of Stock issued pursuant to the exercise of such Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions) within 10 days of such disposition.

23.           Amendment or Termination of the Plan; Amendment of Award Agreements. The Board may, at any time, suspend or terminate the Plan or revise or amend it in any respect whatsoever. Nothing herein shall restrict the Administrator’s ability to exercise its discretionary authority pursuant to Section 3 and Section 4 which discretion may be exercised without amendment to the Plan. The Administrator may, at any time, amend an Award Agreement in any respect whatsoever. Notwithstanding the foregoing, no action hereunder may, without the consent of a Participant, reduce the Participant’s rights under any outstanding Award and shareholder approval shall be required for any such action if and to the extent such approval is required in order to comply with applicable law or stock exchange listing requirement.

24.           Transferability of Awards.

(a)            General. No Award (or any rights and obligations thereunder) may be sold, exchanged, transferred or assigned, whether voluntarily or involuntarily, other than by will or by the laws of descent and distribution, and all such Awards (and any rights thereunder) will be exercisable during the life of the Participant only by the Participant or the Participant’s legal representative. Notwithstanding the preceding sentence, the Administrator may permit, under such terms and conditions that it deems appropriate in its sole discretion, (i) that a Participant may transfer an Award in whole or in part without payment of consideration to a member of the Participant’s immediate family, to a trust established for the benefit of a member of the Participant’s immediate family, or to a partnership whose only partners are members of the Participant’s immediate family, or (ii) that except as prohibited by Rule 16b-3, a Participant may transfer all or a portion of an Award to a person for which the Participant is entitled to a deduction for a “charitable contribution” under Section 170(a)(i) of the Code, provided in either case that no further transfer by such permitted transferee will be permitted, and provided further that the exercise of the Award remains the power and responsibility of the Participant or his or her legal representative. Any sale, exchange, transfer or assignment in violation of the provisions of this Section 24 will be null and void. All of the terms and conditions of this Plan and the Award Agreements will be binding upon any permitted successors and assigns.

(b)            Transfers Upon Death. Upon the death of a Participant, outstanding Awards granted to such Participant may be exercised only by the executor or administrator of the Participant’s estate or by an individual who shall have acquired the right to such exercise by will or by the laws of descent and distribution. No transfer of an Award by will or the laws of descent and distribution shall be effective to bind the Company unless the Administrator shall have been furnished with (i) written notice thereof and with a copy of the will and/or such evidence as the Administrator may deem necessary to establish the validity of the transfer and (ii) an agreement by the transferee to comply with all the terms and conditions of the Award that are or would have been applicable to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Award.

25.           Expenses and Receipts. The expenses of the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Award may be used for general corporate purposes.

26.           Term of Plan. Unless earlier terminated by the Board pursuant to Section 23, the right to grant Awards under the Plan shall terminate on the tenth anniversary of the Effective Date. Awards outstanding at Plan termination shall remain in effect according to their terms and the provisions of the Plan.

27.           Participant Rights. No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment for Participants.

28.           Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company.

29.           No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan. The Administrator shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

30.           Beneficiary. A Participant may file with the Administrator a written designation of a beneficiary on such form as may be prescribed by the Administrator and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary. If a Participant designates his or her spouse as a beneficiary and such Participant later becomes divorced or legally separated from that spouse, such beneficiary designation shall be deemed automatically rescinded upon such event.

31.           Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

32.           Severability. If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

33.           Applicable Law. Except to the extent preempted by any applicable federal law, the Plan shall be construed and administered in accordance with the laws of the State of Texas without reference to its principles of conflicts of law.

34.           Clawback. Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

35.           Section 409A Compliance. The Plan as well as payments and benefits under the Plan are intended to be exempt from, or to the extent subject thereto, to comply with Section 409A of the Code, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted in accordance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the Participant shall not be considered to have terminated employment with the Company for purposes of the Plan and no payment shall be due to the Participant under the Plan or any Award until the Participant would be considered to have incurred a “separation from service” from the Company within the meaning of Section 409A of the Code. Any payments described in the Plan that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Each payment in a series of installment payments shall be treated as a separate payment. Notwithstanding anything to the contrary in the Plan, to the extent that any Awards are payable upon a separation from service and such payment would result in the imposition of any individual tax and penalty interest charges imposed under Section 409A of the Code, the settlement and payment of such awards shall instead be made on the first business day after the date that is six (6) months following such separation from service (or death, if earlier). Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Section 409A of the Code. The Company makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with Section 409A of the Code or otherwise result in any particular tax treatment and makes no representation or guarantee that Section 409A of the Code will not apply to any such payment or benefit or that any particular tax treatment will (or will not) apply to such payment or benefit. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A of the Code or otherwise.

36.           Correction of Errors. Notwithstanding anything in this Plan or an Award Agreement to the contrary, the Administrator may amend an Award, to take effective retroactively or otherwise, as deemed necessary or advisable for the purpose of correcting errors occurring in connection with the grant or documentation of an Award, including rescinding an Award erroneously granted, including, but not limited to, an Award erroneously granted to an individual who is not eligible to receive on an Award on the date of grant of the Award. By accepting an Award under the Plan, each Participant agrees to any amendment made pursuant to this Section 36 to any Award made under the Plan without further consideration or action.

37.           Effective Date. Unless earlier terminated by the Board, the Plan will become effective upon the consummation of the transactions contemplated by that certain Agreement and Plan of Merger entered into on November 5, 2021, by and among the Company and Allegiance Bancshares, Inc. (the “Merger,” and the date that the Plan becomes effective, the “Effective Date”), subject to the approval of the Company’s shareholders, and will remain in effect until the tenth anniversary of the earlier of (i) the date the Board adopted the Plan or (ii) the date the Company’s shareholders approved the Plan, but Awards previously granted may extend beyond that date in accordance with the Plan. If the Plan is not approved by the Company’s shareholders, the Plan will not become effective, and no Awards will be granted under the Plan.